                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan of our report dated August 1, 2000 with respect to the consolidated financial statements of ProBusiness Services Inc. incorporated by reference in its Annual Report on Form 10-K (No. 333-31860) for the fiscal year ended June 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP









Walnut Creek, California

December 15, 2000